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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         DATE OF REPORT: APRIL 23, 2002
                        (Date of earliest event reported)


                                IXYS CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                            000-26124                          77-0140882
  (State or other jurisdiction of           (Commission File No.)                  (IRS Employer
           incorporation)                                                        Identification No.)
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                               3540 BASSETT STREET
                          SANTA CLARA, CALIFORNIA 95054
              (Address of principal executive offices and zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (408) 982-0700

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

                                 --------------


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Item 5. Other Events

        This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about IXYS Corporation and risks arising when investing in IXYS, investors are directed to IXYS' most recent
Report on Form 10-K as filed with the Securities and Exchange Commission.

        On April 22, 2002, IXYS entered into a definitive Agreement and Plan of
Merger and Reorganization (the "Merger Agreement"), by and among IXYS, Teacup
Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of IXYS ("Merger Sub") and Clare, Inc., a Massachusetts corporation. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Clare, with Clare surviving as a wholly-owned subsidiary of IXYS (the "Merger"). The Merger Agreement has been approved unanimously by both the board of directors of IXYS and the board of directors of Clare.

        Under the terms of the Merger Agreement, upon consummation of the Merger, stockholders of Clare will receive 0.49147 of a share of IXYS common stock in exchange for each share of Clare common stock that they hold.

        IXYS expects to issue approximately 4.87 million shares of common stock in exchange for all outstanding shares of Clare common stock. In addition, IXYS would assume all outstanding Clare options, which would be converted into the right to acquire approximately 1.02 million shares of IXYS common stock. The transaction, which is subject to customary conditions to closing, including the receipt of regulatory approvals and the approval of the stockholders of both
IXYS and Clare, is expected to close by late in the second calendar quarter or early in the third calendar quarter of 2002.

        In connection with the Merger Agreement, certain stockholders of Clare have entered into voting agreements with IXYS which provides that each such stockholder will vote their shares of Clare common stock in favor of approval and adoption of the Merger Agreement and approval of the Merger. In addition, Nathan Zommer, President and Chief Executive Officer of IXYS, has entered into a voting agreement with Clare pursuant to which he has agreed to vote his shares of IXYS common stock in favor of the issuance of IXYS common stock pursuant to the Merger.

        A copy of the Merger Agreement is attached to this report as Exhibit
2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit. A copy of the press release issued by IXYS announcing the transaction is incorporated by reference as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)     Exhibits

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
       Exhibit
       Number           Description
       ------           -----------

       2.1*             Agreement and Plan of Merger and Reorganization, dated April 22, 2002, by and among IXYS Corporation, a Delaware corporation, Teacup
                        Acquisition Corp., a Massachusetts corporation, and Clare, Inc., a
                        Massachusetts corporation

       99.1 Joint press release, dated April 23, 2002, incorporated by reference to the Form 425 filed by IXYS Corporation on April 23, 2002.
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* Schedules omitted pursuant to Regulation S-K Item 601(b)(2) of the Securities
  Act. Registrant undertakes to furnish such schedules to the Commission upon request.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            IXYS CORPORATION

                                            By: /s/ Arnold P. Agbayani
                                            ------------------------------------
                                            Arnold P. Agbayani, Senior Vice
                                            President of Finance and Chief
                                            Financial Officer (Principal
                                            Financial Officer)

Date: April 25, 2002

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                                 EXHIBIT INDEX

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
       Exhibit
       Number           Description
       ------           -----------

       2.1              Agreement and Plan of Merger and Reorganization, dated April 22, 2002, by and among IXYS Corporation, a Delaware corporation, Teacup
                        Acquisition Corp., a Massachusetts corporation, and Clare, Inc., a
                        Massachusetts corporation

       99.1 Joint press release, dated April 23, 2002, incorporated by reference to the Form 425 filed by IXYS Corporation on April 23, 2002.
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